EX.99.g.1.b

August 1, 2016

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Aberdeen Funds Changes to Appendix A

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company. This letter is to provide notice that the Board of Trustees approved changing the name of the Aberdeen Global Fixed Income Fund to “Aberdeen Global Unconstrained Fixed Income Fund” effective on August 15, 2016. Additionally, the Board of Trustees approved a plan of liquidation for each of the Aberdeen Asia-Pacific Smaller Companies Fund, Aberdeen European Equity Fund, Aberdeen Latin American Equity Fund and Aberdeen Ultra-Short Duration Bond Fund and a plan of reorganization pursuant to which the Aberdeen Emerging Markets Debt Fund will acquire all of the assets of the Aberdeen Emerging Markets Debt Local Currency Fund.  Each fund liquidation and the reorganization will occur on August 15, 2016.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Aberdeen Funds and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended August 15, 2016

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen Small Cap Fund)

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Unconstrained Global Fixed Income Fund

(formerly, Aberdeen Global Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen U.S. Equity Multi-Cap Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.